Exhibit 10.4

HARTE-HANKS, INC.
NON-QUALIFIED STOCK OPTION AWARD

Unless otherwise defined in this Non-Qualified Stock Option Award (this “Award Document”), all capitalized terms used in this Award Document will have the same meanings ascribed to them in the Harte-Hanks, Inc. 2013 Omnibus Incentive Plan (as may be amended, the “Plan”).

Pursuant to Article VI of the Plan, you have been granted a Non-Qualified Option (the “Option”) to purchase from the Company all or any part of the number of shares of Common Stock set forth below at the Exercise Price Per Share as set forth below (the “Exercise Price”) on the following terms and subject to the provisions of the Plan, which are incorporated by reference.  In the event of a conflict between the provisions of the Plan and this Award Document, the provisions of the Plan will prevail.

Participant:	[name]

Total Number of Shares Subject to the Option:	[ ]

Grant Date:	[date]

Exercise Price per Share:	$[ ]

Vesting Schedule:	Subject to the terms of Exhibit A attached hereto, the Option vests and becomes non-forfeitable:

(i) in four equal installments (subject to whole-share rounding), with one such installment vesting on each of the first four anniversaries of the Grant Date, or

(ii) to the extent sooner, upon a Change of Control.

By your signature and the signature of the Company’s representative below, you and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and the terms and conditions set forth in the attached Exhibit A.

PARTICIPANT	HARTE-HANKS, INC.

By:
[name]

Non-Qualified Stock Option Award         [date]

EXHIBIT A

TERMS AND CONDITIONS OF THE

NON-QUALIFIED STOCK OPTION AWARD

Vesting.

The Option that you receive under this Award will vest in accordance with the Vesting Schedule set forth in this Award Document, provided that in no event can the Option be exercised in whole or in part on or after the date on which the Option lapses pursuant to the expiration provisions set forth below.  The Option is exercisable to the extent vested, i.e., the right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date (as defined below) or the termination of the Option pursuant to the terms hereof or the Plan.

Exercise.

Except as otherwise provided in this paragraph, the Option may not be exercised unless you, at the time you exercise the Option, are (and have been at all times since the date of grant of the Option) a Participant under the Plan (an “Eligible Participant”). You may exercise the Option, in whole or in part, at any time (subject to the limitations set forth herein) by delivering written notice to the Company’s Secretary in the manner described in the Plan along with full payment of the Exercise Price for the shares being purchased.  The notice must specify that the Option (or a portion thereof) is being exercised and the number of shares with respect to which the Option is being exercised.  The Option may only be exercised as provided in this Award Document and in accordance with such rules and regulations as may, from time to time, be adopted by the Board or the Committee under the Plan.  The exercise of the Option shall be deemed effective upon receipt by the Company of the notice and payment described herein.  If you exercise the Option in full, it shall be surrendered to the Company for cancellation.  If you only partially exercise the Option, it shall, upon request, be delivered to the Company for the purpose of making appropriate notation thereon, or otherwise reflecting, in such manner as the Company shall determine, the result of such partial exercise hereof.  As soon as practicable after the effective exercise of the Option, and upon satisfaction of all applicable withholding requirements pursuant to the Plan, you or your nominee, shall be recorded on the Company’s stock transfer books as the owner of the shares purchased.  The Company may, but is not required to, deliver to you one or more duly issued and executed stock certificates evidencing such ownership.

Payments.

When the Option is exercised, payment of the total Exercise Price for the shares to be purchased shall be made to the Company (i) in cash (including check, bank draft or money order), (ii) by transfer from you to the Company of shares of Common Stock (other than shares of Common Stock that the Committee determines by rule may not be used to exercise the Option) that you have held for more than six months with a then current aggregate Fair Market Value equal to the total Exercise Price for the portion of the Option being exercised, (iii) by the Company retaining a number of shares of the Common Stock deliverable upon exercise of the Option whose aggregate Fair Market Value is equal to the Exercise Price to be paid in connection with such exercise; or (iv) to the extent permissible under applicable law, by delivery to the Company of:  (A) a properly executed exercise notice, (B) irrevocable instructions to a broker to sell a sufficient number of the shares being exercised to cover the Exercise Price and to promptly deliver to the Company (on the same day that the shares of Common Stock issuable upon exercise are delivered) the amount of sale proceeds required to pay the Exercise Price and any required tax withholding relating to the exercise, and (C) such other documentation as the Committee and the broker shall require to effect a same-day exercise and sale.

Expiration.

The Option shall expire on 10th anniversary of the Grant Date (the “Final Exercise Date”) unless terminated prior to the Final Exercise Date pursuant to the terms of this Award Document or the Plan. In addition, the Option shall expire:

(a)  one year after the date of your death or disability (within the meaning of §22(e)(3) of the Internal Revenue Code); provided, however, that in such event the Option may only be exercised to the extent it is vested at the time of your death or disability;

(b)  90 days after the Termination Date (as defined below) if you are then still living and if such termination is for a reason other than for Cause, as a result of a Material Breach (as defined below) or your retirement from service to the Company in accordance with its applicable policies; provided, however, that in such event the Option may only be exercised to the extent it is vested at the time of the Termination Date;  and provided, further,  however, that in the event that you die during the 90-day period immediately after the Termination Date (and you have not been terminated for Cause or as a result of a Material Breach), then the Option shall terminate one year after the date of your death; or

(c)  on the Termination Date, if such termination was for Cause or as a result of a Material Breach.

For purposes of this Award Document, “Material Breach” means the material breach of any contractual, statutory, fiduciary or other legal obligation of you to the Company, as determined in the sole judgment of the Company, and “Termination Date” shall mean the date on which you are no longer a Participant under the Plan.

Transfer and Assignment.

The Option and the rights and privileges conferred therewith shall not be sold, transferred, encumbered, hypothecated or otherwise conveyed by you otherwise than by will or by the laws of descent and distribution.  The Option is not and will not be liable for or subject to, in whole or in part, the debts, contracts, liabilities, or torts by you nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process.  The Option shall be exercisable during the lifetime of you only by you.  To the extent exercisable after your death, the Option shall be exercised only by the person or persons entitled to receive the Option under your will, duly probated, or if you shall fail to make a testamentary disposition of the Option, by the executor or administrator of the your estate.

Conditions.

If at any time the Board shall determine, based on opinion of counsel to the Company, that listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to counsel for the Company.

Notices.

Any notice to be given under the terms of this Award Document or any delivery of the Option to the Company shall be made by personal delivery, through the mail, or by facsimile, electronic mail or other electronic transmission to the Company’s Secretary at the Company’s headquarters address.  Any notice to be given to you shall be addressed to you at the your address indicated in the Company’s payroll records, your company email address or at such other address as either party may hereafter designate in writing to the other.

Further Understandings.

The granting of the Option shall impose no obligation upon you to exercise any part of it.  You acknowledge and agree that the vesting of shares pursuant to the vesting schedule hereof is earned only by your remaining an Eligible Participant (not through the act of being hired, being granted the Option or acquiring shares hereunder).  You acknowledge that the Option (a) is not granted by the Company as a matter of right, but is granted (and the amount of the Award is granted) at the sole discretion of the Board or Committee, (b) is not part of your contractual compensation and (c) does not create any enforceable right to further options in future years or in similar amounts.  This discretion of the Board and Committee relates to the award of options and the amount of any Award.  You waive any and all acquired rights claims in connection with past or future employment or service as a consultant or director with the Company or any Affiliated Corporation.  You further acknowledge and agree that you will not have any rights as a stockholder with respect to any shares of Common Stock covered by the Option until you or your nominee becomes the holder of record of such Common Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date you or your nominee becomes the holder of record of such Common Stock.

Non-Qualified Option.

The Option is not intended to be an incentive stock option as defined in §422 of the Internal Revenue Code.

Option Subject to Plan.

You accept the Option subject to all the provisions of the Plan including the provisions that authorize the Committee to administer and interpret the Plan and that provide the Committee’s and the Board’s decisions, determinations and interpretations with respect to the Plan and options granted thereunder are final and conclusive on all persons affected thereby.  The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Award Document and any term or provision of the Plan, the term or provision of the Plan shall control.

Withholding Taxes.

Any provision of this Award Document to the contrary notwithstanding, the Company may take such steps as it may deem necessary or desirable for the withholding of any taxes which it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares subject hereto. Subject to limitations established by the Committee and/or the Board from time to time, any withholding taxes may be paid by delivery to the Company of previously owned shares of Common Stock or by reducing the number of shares issuable upon exercise of the Option. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding (“Tax Related Items”), the ultimate liability for all Tax Related Items is and remains your responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax Related Items in connection with the grant, vesting or exercise of the Option or the subsequent sale of any shares acquired on exercise and (b) does not commit to structure the Option to reduce or eliminate your liability for Tax Related Items.

Clawback.

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), the Option shall not be deemed fully earned or vested, even if exercised, if the Option or any portion thereof is deemed “incentive compensation” and subject to recovery, or “clawback” by the Company pursuant to the provisions of the Act and any rules or regulations promulgated thereunder or by any stock exchange on which the Company’s securities are listed (the “Rules”).  In addition, you hereby acknowledge that this Award Document may be amended as necessary and/or shall be subject to any recoupment policies adopted by the Company to comply with the requirements and/or limitations under the Act and the Rules, or any other federal or stock exchange requirements, including by expressly permitting (or, if applicable, requiring) the Company to revoke, recover and/or clawback the Option or the shares of Common Stock issued pursuant hereto.

Protection of Goodwill.

You acknowledge that the Company is providing you with the Option in connection with and consideration for your promises and covenants contained herein.  Specifically, in consideration for the Option, which you acknowledge provides a material incentive for you to grow, develop and protect the goodwill and confidential and proprietary information of the Company, you agree that the Option (itself and in combination with any other awards made under the Plan) constitutes independent and sufficient consideration for all non-competition, non-solicitation and confidentiality covenants between you and the Company, and agree and acknowledge that you will fully abide by each of such covenants.  You further acknowledge that your promise to fully abide by each of the protective covenants referenced above is a material inducement for the Company to provide you with the Option.

No Guarantee of Continued Service.

YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE SET FORTH IN THIS AWARD DOCUMENT IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR DIRECTOR AT THE WILL OF THE COMPANY, EXCEPT AS OTHERWISE PROVIDED HEREIN.  YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AWARD DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED SERVICE AS AN EMPLOYEE OR DIRECTOR FOR

ANY PERIOD AND WILL NOT INTERFERE IN ANY WAY WITH (I) YOUR RIGHTS TO TERMINATE YOUR RELATIONSHIP TO THE COMPANY OR (II) THE COMPANY’S RIGHT TO TERMINATE YOUR RELATIONSHIP WITH THE COMPANY FREE FROM ANY LIABILITY, OR ANY CLAIM UNDER THE PLAN, AT ANY TIME, WITH OR WITHOUT CAUSE.

Entire Agreement; Governing Law.

The Plan and this Award Document constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof.  This Award Document may not be modified in a manner that impairs your rights heretofore granted under the Plan, except with your consent or as necessary to comply with applicable law or stock exchange rules.  This Award Document is governed by the internal substantive laws but not the choice of law rules of Delaware.

Successors & Assigns.

Subject to the limitations of the transferability of the Option, this Award Document shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

Severability.

The invalidity or unenforceability of any provision of the Plan or this Award Document will not affect the validity or enforceability of any other provision of the Plan or this Award Document, and each provision of the Plan and this Award Document will be severable and enforceable to the extent permitted by law.

Discretionary Nature of Plan.

The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion.  Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of your employment with the Company.

Counterparts.

This Award Document may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Document transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

BY SIGNING THE AWARD DOCUMENT, YOU ACKNOWLEDGE RECEIPT OF A COPY OF THE PLAN AND REPRESENT THAT YOU ARE FAMILIAR WITH THE TERMS AND CONDITIONS OF THE PLAN, AND HEREBY ACCEPT THIS AWARD SUBJECT TO ALL PROVISIONS IN THIS AWARD DOCUMENT AND IN THE PLAN.  YOU HEREBY AGREE TO ACCEPT AS FINAL, CONCLUSIVE AND BINDING ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD DOCUMENT.